Exhibit 5(b)

SCHEDULE A

List of Funds

BlackRock U.S. Carbon Transition Readiness ETF

BlackRock World ex U.S. Carbon Transition Readiness ETF

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)

iShares A.I. Innovation and Tech Active ETF

iShares Defense Industrials and Tech Active ETF (f/k/a iShares Defense Industrials Active ETF)

iShares Disciplined Volatility Equity Active ETF

iShares Dynamic Equity Active ETF

iShares Enhanced Emerging Markets Active ETF

iShares Enhanced International Active ETF

iShares Enhanced Large Cap Core Active ETF

iShares Enhanced Large Cap Value Active ETF

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)

iShares Flexible Equity Active ETF

iShares Government Money Market ETF

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)

iShares Infrastructure Active ETF

iShares International Country Rotation Active ETF

iShares International Dividend Active ETF (f/k/a BlackRock International Dividend ETF)

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)

iShares Large Cap Value Active ETF

iShares Managed Futures Active ETF

iShares Nasdaq Premium Income Active ETF

iShares Prime Money Market ETF

iShares Systematic Alternatives Active ETF

iShares Technology Opportunities Active ETF

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)

iShares U.S. Select Equity Active ETF (f/k/a iShares Long-Term U.S. Equity Active ETF)

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)

Amended August 28, 2026